Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Amendment No. 5 to the Registration Statement on Form S-1 of Proofpoint, Inc. of our report dated February 29, 2012, except for the section titled "Reverse Stock Split" of Note 1, as to which the date is April 2, 2012, relating to the consolidated financial statements of Proofpoint, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
April 13, 2012